Exhibit 99.1
ProLink Holdings Announces Termination of Agreement to Acquire Elumina Entities
CHANDLER, Ariz., January 9, 2008 /PRNewswire-FirstCall/ — ProLink Holdings Corp. (OTC Bulletin Board: PLKH), the world’s leading provider of Global Positioning Satellite (“GPS”) golf course management systems and digital out-of-home on-course advertising, announced today, with the acknowledgement of Elumina, that it has terminated its agreement to acquire its distributor Elumina Iberica, S.A., Elumina Iberica UK Limited, GP ADS, S.L., and GP ADS LTD (collectively “Elumina”). ProLink originally announced that it had entered into a definitive agreement to acquire all of the outstanding equity interests of Elumina on September 17, 2007.
“The parties intend to continue discussions and hope to move forward with a restructured acquisition reflecting the changed business environment,” said Lawrence D. Bain, CEO of ProLink Solutions.
About ProLink
ProLink Solutions is the world’s leading provider of GPS golf course management systems and revenue-generating on-course advertising. ProLink Solutions’ core philosophy is to be a “Trusted Partner” to its golf-course customers. From enhancing golfers’ overall experience and improving pace-of- play, to increasing current revenue streams and creating new profit centers for golf courses, ProLink Solutions’ products and services have captured markets both nationally and globally. For more information about ProLink, visit http://www.goprolink.com, call 480.753.2337 or email info@goprolink.com.
CONTACT:
Daniel Mitchell
Buffalo Communications
253.312.4536
dmitchell@billycaspergolf.com
Investor Relations Contact:
CEOcast, Inc.
Gary Nash
212.732.4300
gnash@ceocast.com
BPC Financial Marketing
John Baldissera
800.368.1217